EXHIBIT B


                                 MUTUAL RELEASE

         Each of LifeRate Systems, Inc., a Minnesota corporation (the "Company") and The Atlanta Cardiology Group, P.C., a professional corporation organized under the laws of the State of Georgia ("ACG"), for and in consideration of (i) the mutual releases contained herein, (ii) the representations and agreements made by the Company and ACG set forth in the Agreement dated the date hereof (the "Agreement") between the Company and ACG, and (iii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby remise, release and forever discharge the other party hereto of and from all manner of actions, causes of action, debts, dues, sums of money, accounts, reckonings, damages, judgments, expenses, executions, claims and demands of whatever kind, in law or in equity, which it ever had, now has, or which its successors or assigns hereafter can, shall or may have against the other party hereto for, upon or by reason of (1) that certain Letter of Agreement dated September 28, 1994 between such parties, (2) any transactions, dealings, contracts, agreements, actions, failures to act, conversations, representations, statements and all other matters and things whatsoever having occurred at any time prior to the date of this Mutual Release; provided, however, that this Mutual Release shall not extend to any matters arising under the Agreement or the Note referred to therein.

         IN WITNESS WHEREOF, the Company and ACG have each caused this Mutual Release to be duly executed as of the date indicated below.



Dated: March____, 1997                   LIFERATE SYSTEMS, INC.


                                         By:___________________________________
                                         Title:


Dated: March____, 1997                   THE ATLANTA CARDIOLOGY GROUP, P.C.


                                         By:___________________________________
                                         Title: